                                                                     EXHIBIT 4.3


                              [FORM OF SECURITY]



                         ADVANCED MICRO DEVICES, INC.



                       6% CONVERTIBLE SUBORDINATED NOTE
                                   DUE 2005



No. _____                                                   CUSIP No. 007903 AC1


                                                                   $____________


     Advanced Micro Devices, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, or registered assigns, the principal sum of
___________ Dollars, on May 15, 2005.

     Interest Payment Dates: May 15 and November 15; commencing November 15,
1998.

     Record Dates: May 1 and November 1.

     Reference is made to the further provisions of this Security hereinafter set forth, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.


                                ADVANCED MICRO DEVICES, INC.,
                                a Delaware corporation


[Seal]


                                By
                                   ------------------------------------

                                Title
                                      ---------------------------------


                                By
                                   ------------------------------------

                                Title
                                      ---------------------------------

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


     This is one of the Notes described in the within-mentioned Indenture.


                                The Bank of New York, as Trustee



                                By
                                   ---------------------------------------
                                             Authorized Signatory

Dated: _____________

                         ADVANCED MICRO DEVICES, INC.



                       6% Convertible Subordinated Note
                                   due 2005


     Unless and until this Security is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by The Depository Trust Company, a New York corporation (the "Depositary"), to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

     1.  Interest.  Advanced Micro Devices, Inc., a Delaware corporation
         --------
(hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 6% per annum compounded semi-annually.

     The Company will pay interest semi-annually in cash on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from May 8, 1998. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2.  Method of Payment.  The Company shall pay interest on the Securities
         -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal and interest) shall be made at the

------------------------
/1/ This paragraph should only be added if the Security is issued in global form.

office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York (and shall initially be an office or agency of the Trustee), except that, at the option of the Company, any payments of interest may be made by check mailed on or before the due date by first class mail to the address of the persons entitled thereto as shown in the registry of Holders.

     3.  Paying Agent and Registrar.  The Bank of New York (the "Trustee") will
         --------------------------
act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

     4.  Indenture.  This Security is one of a duly authorized issue of
         ---------
securities of the Company issued and to be issued in one or more series under an Indenture, dated as of May 8, 1998 (as amended or supplemented from time to time the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture, all indentures supplemental thereto, those made part of the Indenture by reference to the Trust Indenture Act (the "TIA"), as in effect on the date of the Indenture, and those terms stated in the Officers' Certificate dated May 8, 1998 (the "Officers' Certificate"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture, all indentures supplemental thereto, said TIA and said Officers' Certificate for a statement of them. The Securities are general unsecured obligations of the Company.

     5.  Redemption.  The Securities may be redeemed in whole or from time to
         ----------
time in part at any time on and after May 15, 2001 at the option of the Company, at the following redemption prices (expressed as a percentage of principal amount) set forth below if redeemed during the 12-month periods commencing on the dates indicated below, in each case (subject to the right of holders of record on a record date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) plus any accrued but unpaid interest, if any, to, but excluding, the Redemption Date. The Securities may not be so redeemed prior to May 15, 2001; provided, however, that the Securities will not be redeemable prior to May 15, 2002, unless the last reported sale price of the Common Stock is at least 130% of the then effective Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within 5 Trading Days of the date of the redemption notice.

                 If redeemed during
                 the 12-month period
                    beginning on             Redemption Price
                --------------------         ----------------

                    May 15, 2001                 103.429%

                    May 15, 2002                 102.571

                    May 15, 2003                 101.714

                    May 15, 2004                 100.857

     Any such redemption will comply with Article 3 of the Indenture.

     6.  Notice of Redemption.  Notice of redemption will be sent by first class
         --------------------
mail, at least 15 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in integral multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any redemption date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such redemption date and payment of the Securities called for redemption is not prohibited under Paragraph 8 of the Officers' Certificate, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the redemption price, plus any accrued and unpaid interest to the redemption date.

     7.  Denominations; Transfer; Exchange.  The Securities are in registered
         ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture and the Officers' Certificate. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

     8.  Persons Deemed Owners.  The registered Holder of a Security may be
         ---------------------
treated as the owner of it for all purposes.

     9.  Unclaimed Money.  If money for the payment of principal, or interest
         ---------------
remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

     10.  Amendment; Supplement; Waiver.  Subject to specified exceptions, the
          -----------------------------
Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

     11.  Conversion Rights.  Subject to the provisions of the Indenture, the
          -----------------
Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $37.00 (which reflects a conversion rate of approximately 27.0270 shares of Common Stock per $1,000 in principal amount of Securities), or at the adjusted Conversion Price then in effect, if adjustment has been made as provided in the Officers' Certificate, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Officers' Certificate, an amount equal to accrued interest payable on such Security.

     12.  Ranking.  Payment of principal and interest on the Securities is
          -------
subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

     13.  Repurchase at Option of Holder Upon a Change of Control.  If there is
          -------------------------------------------------------
a Change of Control, the Company shall be required, subject to the provisions of the Indenture, to offer to repurchase on the Repurchase Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Repurchase" appearing below.

     14.  Successors.  When a successor assumes all the obligations of its
          ----------
predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     15.  Defaults and Remedies.  If an Event of Default occurs and is
          ---------------------
continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.
Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

     16.  Trustee Dealings with Company.  The Trustee under the Indenture, in
          -----------------------------
its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

     17.  No Recourse Against Others.  No stockholder, director, officer or
          --------------------------
employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     18.  Authentication.  This Security shall not be valid until the Trustee or
          --------------
authenticating agent signs the certificate of authentication on this Security.

     19.  Abbreviations and Defined Terms.  Customary abbreviations may be used
          -------------------------------
in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
          -------------
Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

          Advanced Micro Devices, Inc.
          One AMD Place
          Sunnyvale, CA 94086
          Attention:  General Counsel

     21.  Defeasance Prior to Maturity.  The Indenture contains provisions for
          ----------------------------
defeasance of (i) the entire Indebtedness of the Securities or (ii) certain covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein.

     22.  Governing Law.  The internal laws of the State of New York shall
          -------------
govern the Indenture and the Securities without regard to conflict of laws provisions thereof.

                                 [FORM OF ASSIGNMENT]



I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee

____________________________

and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated: ____________________             Signed:_________________________________
                                                   (Sign exactly as your name
                                                   appears on the other side
                                                   of this Security)

Signature Guaranty:  ______________________________

Signatures must be guarantied by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                     OPTION OF HOLDER TO ELECT REPURCHASE

     If you want to elect to have this Security repurchased by the Company pursuant to Paragraph 7 of the Officers' Certificate, check the box:

     If you want to elect to have only part of this Security repurchased by the Company pursuant to Paragraph 7 of the Officers' Certificate, state the amount you want to be repurchased: $__________



Dated: ____________________              Signed:________________________________

                                                   (Sign exactly as your name
                                                   appears on the other side
                                                   of this Security)

Signature Guaranty:  ______________________________


Signatures must be guarantied by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES



     The following exchanges of a part of this Global Security for Definitive Securities have been made:

                Amount of Decrease      Amount of Increase       Principal Amount of
                in Principal Amount     in Principal Amount      this Global Security       Signature of Authorized
Date of              of this                of this                 Following such          Signatory of Trustee or
Exchange         Global Security        Global Security         Decrease (or Increase)       Securities Custodian
-----------     ------------------     --------------------     ----------------------     --------------------------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES



Re:  6% CONVERTIBLE SUBORDINATED NOTES DUE 2005 OF ADVANCED MICRO DEVICES, INC.


     This Certificate relates to $______ principal amount of Securities held in *_______ book-entry or * __________ definitive form by _________ (the "Transferor").


     1.  The Transferor (check applicable box):


[_]    (a)  has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_]    (b)  has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.



                                [INSERT NAME OF TRANSFEROR]



                                By
                                   --------------------------------------


Date: ___________



     2.  Affiliation with the Company [check if applicable]


[_]    (a)  The undersigned represents and warrants that it is, or at some time during which it held this Security was, an Affiliate of the Company.

       (b) If 2(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Security, indicate the periods during which the undersigned was an Affiliate of the Company:

            --------------------------------------------------------------------

       (c) If 2(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Security on or prior to the date of transfer indicate when such purchase price will be paid:

If any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 2(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.

Dated:__________
                                ----------------------------------------------
                                NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of this Security particular, without alteration or enlargement or any change whatsoever.

                           FORM OF CONVERSION NOTICE

                       To:  Advanced Micro Devices, Inc.


     The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of Advanced Micro Devices, Inc. in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated: _________________




                                          --------------------------------------
                                                   Signature


     Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.



-----------------------------------------------------
                Social Security or other
              Taxpayer Identifying Number


-----------------------------------------------------
                         (Name)


-----------------------------------------------------
                    (Street Address)


-----------------------------------------------------
                (City, State and Zip Code)
              (Please print name and address)

Principal amount to be converted:
(if less than all)

$_____________________